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                                                                     EXHIBIT 5.1

                                [Letterhead of]

                            CRAVATH, SWAINE & MOORE

                                                                 October 5, 1995


                                Time Warner Inc.
                                ----------------
                             Time Warner Capital I
                             ---------------------
                           Preferred Trust Securities
                           --------------------------


Ladies and Gentlemen:

     We have acted as counsel for Time Warner Inc., a Delaware corporation (the "Company"), and Time Warner Capital I, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the proposed issuance by the Trust of Preferred Trust Securities (the "Preferred Securities") pursuant to the terms of a declaration of trust, dated as of August 2, 1995 (the "Declaration"), as amended and restated by an Amended and Restated Declaration of Trust dated as of the date of issuance of the Preferred Securities (as so amended and restated from time to time, the "Amended Declaration"), among the Company, as sponsor, the trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Preferred Securities will be guaranteed by the Company on a subordinated basis with respect to distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") pursuant to a Guarantee Agreement to be dated as of the date of issuance of the Preferred Securities (the "Guarantee Agreement"), between the Company and The First National Bank of Chicago, as Trustee (the "Guarantee Trustee"). The assets of the Trust will consist of Subordinated Debentures of the Company (the "Subordinated Debentures"), which will be issued under an indenture dated as of the date of issuance of the Preferred Securities (the "Base Indenture"), between the Company and Chemical Bank, as Trustee (the "Indenture Trustee"), and the First
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Supplemental Indenture dated as of the date of issuance of the Preferred
Securities, between the Company and the Indenture Trustee under the Indenture (the "Supplemental Indenture" and together with the Base Indenture, the "Indenture").

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including (a) the Restated Certificate of Incorporation of the Company, as amended; (b) the By-laws of the Company; (c) the Registration Statement on Form S-3 (Registration Nos. 33-61523 and 33-61523-01) filed with the Securities and Exchange Commission (the "Commission") on August 2, 1995, as amended, (such Registration Statement, including all material incorporated by reference therein, the "Registration Statement"); (d) the Certificate of Trust of the Trust dated August 2, 1995, and filed with the Secretary of State of the State of Delaware on August 2, 1995; (e) the Declaration; (f) the form of the Amended Declaration; (g) the form of the Indenture; (h) the form of the Supplemental Indenture; (i) the form of Preferred Security attached as Exhibit B to the form of Amended Declaration and a specimen thereof; (j) the form of Common Security attached as Exhibit C to the form of Amended Declaration and a specimen thereof; (k) the Guarantee Agreement; and (l) the form of Subordinated Debentures attached as Exhibit A to the Indenture and a specimen thereof.

     Based on the foregoing, we are of opinion as follows:

     (i) the Company is validly existing as a corporation and in good standing under the laws of the State of Delaware, with full corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus;

     (ii) the Guarantee Agreement has been duly authorized and, when executed and delivered by the Company, assuming the due authorization execution and delivery thereof by the Guarantee Trustee, each of the Guarantee Agreement and the Guarantee will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium
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or other laws affecting creditors' rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law);

     (iii) the Indenture has been duly authorized and, when executed and delivered by the Company assuming the due authorization, execution and delivery thereof by the Indenture Trustee, the Indenture will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law); and

     (iv) the Subordinated Debentures have been duly authorized and, when executed and delivered by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus contained in the Registration Statement (the "Prospectus"), the Subordinated Debentures will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     We are members of the bar of the State of New York and we do not express any opinion as to any laws other than the laws of the State of New York and the Federal laws of the United States of America.

     We know that we may be referred to, as counsel who has passed upon the validity of the Subordinated Notes and the Guarantee Agreement, in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement, as well as to the use of this letter as an exhibit to the Registration Statement.


                                             Very truly yours,




Time Warner Inc.
   75 Rockefeller Plaza
      New York, NY 10019